Exhibit 16.1





                          DEMETRIUS & COMPANY, L.L.C.
                         CERTIFIED PUBLIC ACCOUNTANTS




January 10, 2007



Securities and Exchange Commission
Mail Stop 7561
100 F Street NE
Washington, DC 20549


Dear Sir and/or Madam:

We have read the statements about our firm included Item 4.01 in the Form 8-K dated January 10, 2007 for Oxford Technologies, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contain therein.



Very truly yours,


/s/ Demetrius & Company, LLC
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Demetrius & Company, LLC